UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2007

O2DIESEL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number: 001-32228

Delaware (State of incorporation)	91-2023525 (I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301 Newark, DE (Address of principal executive offices)	19713 (Zip Code)

(302) 266-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 FR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2007 (“Effective Date”), Richard J. Roger, the President and Chief Operating Officer, left O2Diesel Corporation (the “Company”). In connection with his leaving, Mr. Roger and the Company entered into a Separation Agreement, dated August 1, 2007 (the “Separation Agreement”). Mr. Roger will receive severance payments and health benefits from the Company in accordance with his Employment Agreement, dated June 9, 2005 (“Employment Agreement”). Mr. Roger’s Separation Agreement includes continuing obligations relating to confidentiality, non-competition and non-solicitation. The Separation Agreement also provides for a release by Mr. Roger of any and all claims he may have against the Company. In addition, all of Mr. Roger’s options vested as of the Effective Date and in accordance with the 2004 Stock Incentive Plan, Mr. Roger has thirty days to exercise these options. Finally, the remaining shares of Mr. Roger’s restricted stock vested on the Effective Date and August 1, 2008, and Mr. Roger agreed not to sell or transfer these shares until after that date.

Mr. Roger’s departure was not a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the Employment Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Separation Agreement with Richard J. Roger (1)

10.2	Employment Agreement with Richard J. Roger (2)

99.1	Press Release, dated August 3, 2007. (1)

(1)	Filed herewith.

(2)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed on August 3, 2005, and incorporated herein by reference.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

By:	/s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer

Date: August 3, 2007